Exhibit 10.21

GUARANTEE FEE AGREEMENT

BETWEEN :

HUTCHISON WHAMPOA LIMITED （和記黃埔有限公司） of 22/F Hutchison House, 10 Harcourt Road, Central, Hong Kong (“HWL”) of the one part

and

HUTCHISON CHINA MEDITECH FINANCE HOLDINGS LIMITED of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Company”) of the other part.

WHEREAS :

(1)                   The Company has entered into a HK$210 Million Term Loan Facility Agreement dated 24 June 2014 (“Loan Agreement”) with Scotiabank (Hong Kong) Limited (“Lender”) and HWL pursuant to which the Lender has agreed to make available to the Company a term loan facility in the amount of HK$210 million (“Facility”).

(2)                   HWL has granted a guarantee in favour of the Lender in respect of the Company’s obligations under the Loan Agreement.

(3)                   In consideration of HWL granting the guarantee in favour of the Lender, the Company agreed to pay HWL a guarantee fee on the terms and conditions as set out in this agreement.

IT IS HEREBY AGREED as follows :

1.                        This agreement is effective on and from date of the Loan Agreement (“Effective Date”).

2.                        The Company must pay to HWL on each Payment Date (as defined below) a guarantee fee of an amount equal to 1.75 % x 0.25 on the higher of the aggregate amount of Loans and the Commitment (both capitalized terms as defined in the Loan Agreement) on the relevant Payment Date (“Guarantee Fee”).

3.                        The Guarantee Fee is payable quarterly in advance. The first payment of the Guarantee Fee is payable on the Effective Date and each subsequent payment is payable on the date falling 3 months from the immediately preceding payment date (each a “Payment Date”) for so long as any amount is or may be outstanding under the Loan Agreement.

4.                        All payments by the Company are to be made in immediately available funds to an account designated by HWL. Payments by the Company must be made without set-off or counterclaim and without any deduction. If the Company is compelled to make any deductions it will pay additional amounts to ensure receipt by HWL of the full amount which HWL would have received but for such deduction. All amounts payable under this agreement shall be payable in Hong Kong Dollars. If a payment under this agreement is due on a day which is not a Business Day (as defined in the Loan Agreement), the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

5.                        If the Company fails to pay any amount by it under this agreement on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is the sum of 2 per cent per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods (as defined in the Loan Agreement), each of a duration selected by HWL (acting reasonably). Any interest accruing under this Clause 5 shall be immediately payable by the Company on demand by HWL. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount.

6.                        This agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and incorporates all prior written or oral understandings and agreements.

7.                        This agreement may be signed by counterparts.

8.                        This agreement is governed under the laws of the Hong Kong Special Administrative Region.

SIGNED AS AN AGREEMENT.

Signed for and on behalf of	)
HUTCHISON WHAMPOA LIMITED	)	/s/ Frank Sixt
(和記黃埔有限公司)		Name: Frank Sixt

		Date signed:	24 June 2014

		Place signed:	Barbados

Signed for and on behalf of	)
HUTCHISON CHINA MEDITECH	)
FINANCE HOLDINGS LIMITED	)	/s/ Simon To
Name: Simon To

		Date signed:	24 June 2014

		Place signed:	Hong Kong